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                                                                   EXHIBIT 10.31


                              EMPLOYMENT AGREEMENT
                              --------------------

       THIS EMPLOYMENT AGREEMENT is effective as of the 30th day of May, 1996 (the "Agreement"), by and among Werner Arnold ("Arnold"), ALBA Speziallampen Holding GmbH, a German limited liability company ("ALBA"), and Chicago Miniature Lamp, Inc., an Oklahoma corporation ("CML").

       WITNESSETH:

       WHEREAS, Arnold wishes to serve as President of ALBA upon the terms and conditions contained herein; and

       WHEREAS, ALBA desires to employ Arnold in such capacity upon the terms and conditions contained herein.

       NOW, THEREFORE, in consideration of the mutual promises set forth herein, the sufficiency of which is hereby acknowledged, the parties agree as follows:

       1.  Employment.  ALBA agrees to employ Arnold, and Arnold agrees to be so
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employed, in the capacity of President.  Subject to the provisions for termination as hereinafter provided, employment shall be for a term of thirty six (36) months effective as of May 30, 1996 and shall terminate on May 29, 1999 (the "Initial Term"). The parties hereto may agree to extend the Initial Term of this Agreement for one (1) year upon written notice of such an intent signed by all of the parties hereto, given at least six (6) months before the end of the Initial Term. Thereafter, the parties may agree to extend this Agreement for successive one (1) year periods upon written notice of such an intent signed by all of the parties hereto, given at least six (6) months before the end of the then current term. The period of Arnold's employment, including the Initial Term and any extensions thereof, shall be referred to as the "Employment."

       2.  Function and Responsibilities.  During the Employment, Arnold shall
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devote full time to such employment.  Arnold shall perform duties customarily incident to the office of President (and the office of a "Geschaftsfuhrer") and all other duties the Boards of Directors of ALBA and CML may from time to time assign to him. Furthermore, Arnold specifically agrees to the following responsibilities:

       a. Arnold will manage the business and operations of ALBA and all of its subsidiaries (the "ALBA Group") in Europe and the Far East;

       b. Arnold will manage all light-pipe design projects for CML and the ALBA Group;

       c   Arnold will assist in the identification and implementation of acquisitions for CML and the ALBA Group in Europe;

       d. Arnold will perform all duties in a proper and competent manner in line with the goals and directives set by the Board of Directors of CML under the leadership of Frank Ward; and

       e.  Arnold will report directly to the President of CML, Frank M. Ward.
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       3.  Compensation.
           ------------

       a. During his Employment, ALBA shall pay to Arnold as compensation for his services the sum of DM 225,000. This amount shall be paid in equal monthly installments of DM 18,750 on the first day of each calendar month. Subject to the provisions of this section of the Agreement, Arnold shall receive no other compensation from ALBA, the ALBA Group or CML. These installments shall be paid irrespective of a possible disability of Arnold (as defined in Section 7.a.) until the Employment has been terminated according to the terms and provisions contained in this Agreement, provided, that any disability benefits which Arnold is entitled pursuant to statutory law and/or any disability plan will be deducted from such installments to the extent such benefits are financed by ALBA.

       b. The Stock Option Committee of CML will grant Arnold 50,000 stock options under CML's 1995 Incentive and Non-Statutory Stock Option Plan. These stock options shall have an exercise price of $36.50 per share. The stock options shall vest on each anniversary date of this Agreement, commencing May 30, 1997, at the rate of 10,000 shares per year. In the event the Employment is terminated before all stock options vest, then all unvested options shall lapse and be of no force or effect.

       4.  Vacation.  Arnold shall be entitled to a yearly paid vacation of 30
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working days.

       5.  Expenses.
           --------

       a. Reimbursement. ALBA shall reimburse Arnold for all reasonable and necessary expenses incurred in carrying out his duties under this Agreement. Arnold shall present to ALBA from time to time an itemized account of such expenses in any form required by ALBA.

       b. Automobile. ALBA will make available to Arnold a first-class car free of charge that can be used privately as well. Arnold shall pay all income taxes attributable to the use of the car.

       6.  Employee benefits.  This Agreement shall not be in lieu of any
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rights, benefits and privileges to which Arnold may be entitled as an employee of ALBA under any retirement, pension, profit-sharing, insurance, hospital or other plans which may now be in effect or which may hereafter be adopted. Arnold shall have the same rights and privileges to participate in such plans and benefits as any other employee during his Employment.

       7.  Termination.
           -----------

       a. Termination Upon Disability. If Arnold becomes totally or substantially unable to perform his duties during the term of this Agreement by reason of illness, disability or incapacity, and such disability continues beyond six (6) consecutive months, then ALBA

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

     shall have the right, by action of the Board of Directors of CML, to terminate Arnold's employment by giving him notice in writing.

       b. Termination Upon Death. This Agreement shall terminate automatically and without notice upon the occurrence of the death of Arnold.

       c. Termination by ALBA for Cause. In the event Arnold has committed an act of willful misconduct, fraud or gross negligence in the performance of his duties hereunder or if there has occurred by Arnold a material breach of this Agreement, including, but not limited to, Arnold's failure to comply in a proper and competent manner with any directives set by the Board of Directors of CML under the leadership of Frank Ward and applicable law, ALBA may in any such event, by resolution of the Board of Directors of CML, terminate Arnold's employment by giving Arnold ten (10) days' prior written notice. Upon payment to Arnold of all amounts of compensation and expense reimbursement payable through the effective date of such termination notice, this Agreement shall thereupon terminate and be of no further force and effect and Arnold shall have no further rights to compensation or benefits hereunder.

       d. Termination by Arnold for Cause. This Agreement may be terminated by Arnold at any time for cause if there is a material breach by ALBA of its covenants hereunder provided however Arnold provides ALBA with thirty (30) days prior written notice of the termination and the alleged breach and the breach is not cured by the ALBA during said 30 day period. In the event of termination by Arnold for cause pursuant to this section, Arnold shall be entitled to a continuation of his compensation and benefits as provided hereunder for a period of three (3) months after said termination or until the expiration of the term of his Employment, whichever is later.

       8.  Trade Secrets; Non-Solicitation; and Non-competition.  Arnold hereby
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agrees that for a period of five (5) years after the termination of the
Employment, Arnold will not, directly or indirectly, through a family member, a business controlled by himself or a family member, as an employee, associate, partner, manager, agent or otherwise:

       a. Divulge in any manner to persons outside ALBA, the ALBA Group or CML any of the trade secrets of ALBA, the ALBA Group or CML, including all patents, patent applications, designs, blueprints, business methods and procedures, names of customers and suppliers, pricing information, training and operating manuals and any other items considered as trade secrets under applicable law;

       b. Compete, directly or indirectly, with ALBA, the ALBA Group or CML in any business activities in which any of ALBA, the ALBA Group or CML was engaged on the date of the termination of the Employment;

       c. Influence or attempt to influence any employee of ALBA, the ALBA Group or CML on the date of the termination of the

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

     Employment to terminate his or her employment or to work for any competitor of ALBA, the ALBA Group or CML;

       d. Engage directly or indirectly in sales of products or services similar to or competitive with those of ALBA, the ALBA Group or CML on the date of the termination of the Employment;

       e. Solicit customers for, or otherwise aid or assist, anyone engaged in a business or businesses which market products or services similar to or competitive with ALBA, the ALBA Group or CML on the date of the termination of the Employment;

       f. Have or acquire an interest in any business operation which markets products or services similar to or competitive with those of ALBA, the ALBA Group or CML on the date of the termination of the Employment; provided, however, that this obligation shall not prevent Arnold from holding the 60% share in Witte GmbH, Katzhutte (Thuringen), he is actually holding at the signing of this Agreement, and provided, further that this obligation shall not prevent Arnold from acquiring and/or holding passive investments in publicly traded companies (not to exceed 5% of the capital stock of any such company); or

       g. Solicit any customer or active dealers or sales representatives of ALBA, the ALBA Group or CML, except on behalf of ALBA, the ALBA Group or CML.

The scope of the foregoing prohibited actions includes all of North America, Europe, the Far East and any other relevant markets of ALBA, the ALBA Group or CML on the date of the termination of the Employment. Arnold hereby acknowledges that any of the actions prohibited above would cause irreparable harm to ALBA, the ALBA Group and/or CML, and Arnold hereby consents to the entry of a restraining order or injunction prohibiting any such solicitation or interference. For purposes of this section, ALBA shall mean ALBA and any successor corporation into which it may be merged or consolidated, the ALBA Group shall mean ALBA and each of its subsidiaries and any successor corporation into which any of them may be merged or consolidated, and CML shall mean CML and each of its subsidiaries or affiliates and any successor corporation into which any of them may be merged or consolidated.

       9.  Notices.  All notices required to be given hereunder shall be given
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in writing and delivered, personally or by certified mail, return receipt requested, postage pre-paid, addressed to the parties as follows:

       If to CML or ALBA:

       Chicago Miniature Lamp, Inc.
       500 Chapman Street
       Canton, Massachusetts 02021
       Attention: Frank M. Ward

       and

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

       Werner Arnold
       KirchackerstaBe 9
       96052 Bamberg
       Germany

       10. Governing law.  This Agreement shall be governed by and construed,
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interpreted and enforced in accordance with the laws of the Germany.  In the event of a breach of this Agreement, venue for any legal proceedings shall be proper in Bamberg, Germany.

       11. Entire Agreement.  This Agreement contains the entire agreement
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between the parties hereto and supersedes all agreements previously made between the parties relating to the subject matter of this Agreement.

       12. Modification.  This Agreement may be modified only by a written
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instrument executed by the parties hereto.

       13. Severability.  If any provision of this Agreement is determined to be
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invalid and/or unenforceable by a final decision of a court of competent jurisdiction, the offending provision shall be severed and the remainder of the Agreement shall survive and remain in full force and effect.

       14. Non-waiver.  No delay or failure by either party to exercise any
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right under this Agreement shall constitute a wavier of that or any other right.

       15. Binding effect.  This Agreement shall inure to the benefit of, and be
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binding upon, ALBA and CML, and their respective affiliates, subsidiaries, successors and assigns. In addition, this Agreement shall inure to the benefit of, and be binding upon Arnold, his heirs, personal representatives, successors and assigns.

       16. Headings.  Headings used in this Agreement are for convenience only
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and shall not be used to interpret or construe its provisions.

       17. Counterparts.  This Agreement may be executed in counterparts, all of
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which taken together shall constitute one and the same instrument.

       IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the day and year first above written.

                                CHICAGO MINIATURE LAMP, INC.



                                By /s/ Frank M. Ward
                                  -----------------------------
                                  Frank M. Ward, President

                                       "CML"

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

                                ALBA SPEZIALLAMPEN HOLDING GmbH



                                By  /s/ Werner Arnold
                                  -----------------------------
                                  Werner Arnold, President

                                       "ALBA"



                                      /s/ Werner Arnold
                                   --------------------------------
                                   Werner Arnold

                                       "Arnold"

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